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Exhibit 10.70

Amendment to
Notices of Stock Option Grant

        This Amendment ("Amendment") is entered into as of March 14, 2003 by and between Liberate Technologies ("Liberate") and                        ("Executive"), who is currently employed as an executive officer of Liberate.

RECITALS

  A.
  Liberate has granted to Executive the option(s) to purchase common stock identified in Exhibit A (each an "Option"), each pursuant to a Notice of Stock Option Grant (a "Notice of Grant") and a related Stock Option Agreement (an "Option Agreement") and subject to the terms of Liberate's 1999 Equity Incentive Plan (the "Plan").

  B.
  On March 14, 2003, the Compensation Committee of the Board of Directors of Liberate approved a modification to each Option to provide that, upon certain termination events, each Option shall immediately become vested as to 100% of the unvested shares.

  C.
  Liberate and Executive have entered into an Employee Retention Agreement dated as of March 14, 2003, a copy of which is attached hereto as Exhibit B (the "Employee Retention Agreement").

  D.
  The parties desire to amend each Option as set forth in this Amendment.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.
Unless otherwise defined in this Agreement, all capitalized terms used in this Amendment will have the same meanings given to such terms in the Notice of Grant and the Option Agreement.

2.
The "Acceleration" section in the Notice of Grant dated June 21, 2002 [and the Notice of Grant dated                        ] is hereby amended to read in its entirety as set forth on Exhibit C to this Amendment.

3.
The "Acceleration" section of each Notice of Grant dated June 1, 2001 is hereby amended to read in its entirety as set forth on Exhibit D to this Amendment.

4.
This Amendment is incorporated into each Notice of Grant and made a part thereof. All references to a Notice of Grant or Option Agreement in any other document will refer to the Notice of Grant or Option Agreement as modified by this Amendment. Except as modified by this Amendment, the Notice of Grant and Option Agreement remain in full force and effect and are enforceable in accordance with their terms. If the terms of this Amendment conflict with the terms of the Notice of Grant or Option Agreement, or their exhibits, as amended, the terms of this Amendment govern. This Amendment may be executed in counterparts, each of which is deemed an original, but all of which constitute one and the same document.

LIBERATE TECHNOLOGIES	EXECUTIVE
By:

Print Name:

Title:

EXHIBIT A
Options Granted to Executive

Executive:

Date of Grant	Number of Shares	Exercise Price

EXHIBIT B
to Amendment to Notices of Stock Option Grant

COPY OF EMPLOYEE RETENTION AGREEMENT

EXHIBIT C
to Amendment to Notices of Stock Option Grant

        The "Acceleration" section in the Notice of Grant dated June 21, 2002 [and the Notice of Grant dated                        ] is amended to read in its entirety as set forth below:

Acceleration:	Upon a Termination Event (as defined below), this option will (a) immediately become fully vested and (b) become exercisable for up to one year after the Termination Event (but not more than ten years after the Grant Date).

A "Termination Event" is defined as a Change in Control (as defined in the Employee Retention Agreement) in which the acquiring or surviving entity fails within ten days prior to the closing thereof to make a written offer to Executive of continued employment for a period of at least one year that is located within 20 miles of Executive's present location and has equal or greater: (i) responsibilities, title, and reporting relationship in the surviving entity and parent; (ii) total compensation (including salary, bonus and equity incentives); and (iii) office and support arrangements and staff.
As a condition of any such acceleration, Executive and Liberate will sign a mutual waiver of claims (as set forth in the Employee Retention Agreement) at the time of the acceleration.

EXHIBIT D
to Amendment to Notices of Stock Option Grant

        The "Acceleration" section in each Notice of Grant dated June 1, 2001 is amended to read in its entirety as set forth below:

Acceleration:	Upon a Termination Event (as defined below), this option will immediately become fully vested.

A "Termination Event" is defined as a Change in Control (as defined in the Employee Retention Agreement) in which the acquiring or surviving entity fails within ten days prior to the closing thereof to make a written offer to Executive of continued employment for a period of at least one year that is located within 20 miles of Executive's present location and has equal or greater: (i) responsibilities, title, and reporting relationship in the surviving entity and parent; (ii) total compensation (including salary, bonus and equity incentives); and (iii) office and support arrangements and staff.
As a condition of any such acceleration, Executive and Liberate will sign a mutual waiver of claims (as set forth in the Employee Retention Agreement) at the time of the acceleration.

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Amendment to Notices of Stock Option Grant